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                                                                   EXHIBIT 23(A)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report dated November 15, 1993 (except with respect to the matters discussed in Notes 14 and 15, as to which the date is June 30, 1994) for Charter Medical Corporation (and to all references to our firm) included in or made a part of this registration statement (File No. 33-53701).

                                                /s/ Arthur Andersen & Co.

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Atlanta, Georgia
August 15, 1994